As filed with the U.S. Securities and Exchange Commission on January 9, 2026

Registration No. 333-287925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STABLEX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas

New York, NY 10036

(512) 994-4917
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Silverman

Chief Executive Officer

1185 Avenue of the Americas

New York, NY 10036

(512) 994-4917
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.
Alla Digilova, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Tel. (212) 659-7300
Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINe.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2026

Prospectus

StableX Technologies, Inc.

$100,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

SUBSCRIPTION RIGHTS

UNITS

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SBLX.” On January 8, 2026, the last reported sale price of our common stock was $3.20 per share as reported on Nasdaq. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of the date of this prospectus, but prior to the sale of the shares in this offering, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or our public float, was $5,503,539.99 based on a total of 1,455,975 outstanding shares of common stock as of the date of this prospectus, of which 1,420,635 shares of common stock were held by non-affiliates, and a price of $3.874 per share, which was the last reported sale price of our common stock on Nasdaq on December 11, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 9 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026.

i

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “SBLX,” the “Company,” “we,” “us,” “our,” or similar terms refer to StableX Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

1

Cautionary Statement Regarding Forward Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. Except for historical information, the use of predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation:

●	we may be acquired by a third party;

●	we have a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, par value $0.0001 per share;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	if we are unable to effectively implement or manage our growth strategy, our operating results and financial condition could be materially and adversely affected;

●	failure to maintain the strength and value of our brand could have a material adverse effect on our business, financial condition and results of operations;

●	we may be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain, and could dilute our stockholders’ ownership interests;

●	our long-term capital requirements are subject to numerous risks; and

●	we may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate acquired businesses into our company or otherwise manage the growth associated with multiple acquisitions.

Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” and in our other reports filed with the SEC. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution readers that the forward-looking statements included in this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

2

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We have historically designed and manufactured compact, sustainable electric vehicles. In July 2025, we commenced a strategic transition toward a new business model focused on digital asset initiatives, with a focus on targeting the acquisition of crypto tokens that are directly capitalizing on the rapid growth of the stablecoin industry. We view the stablecoin ecosystem as a rapidly growing segment of the global financial infrastructure and believe that the entry into this market can provide a complementary revenue stream and enhance stockholder value. Our approach is intended to focus on acquiring and holding crypto assets within the stablecoin space and deploying them in a manner designed to generate yield while managing associated risks. In connection with this strategic shift, we announced a target goal of acquiring up to $100 million in crypto assets, subject to available capital, market conditions and regulatory considerations.

Our investment strategy centers on acquiring digital assets (tokens) that provide essential infrastructure and enabling technologies for the stablecoin sector, often referred to as the “picks and shovels” approach. Rather than directly investing in stablecoins themselves (which function as the primary “commodity” in this analogy), we target tokens associated with protocols, networks, and platforms that facilitate the issuance, transfer, custody, compliance, trading, lending, and scalability of stablecoins. We believe this positions our portfolio to capture indirect but amplified exposure to the sector’s anticipated expansion.

Business Strategy

Our strategy is to generate revenue through capital appreciation driven by ecosystem growth. This mechanism is intended to provide diversified, compounding returns aligned with the projected exponential expansion of stablecoins. By focusing on infrastructure providers, we capture value accrual from increased transaction fees, network usage and adoption without direct exposure to stablecoin redemption risks.

In implementing our business strategy, we hold our digital assets solely on a passive basis for treasury purposes and we do not have any current plans to stake any portion of our crypto assets held in treasury for the foreseeable future.

We have begun the purchase of certain tokens related to our strategy, including FLUID (a stablecoin swap exchange), LINK (an oracle for blockchains) and INJ (a layer one token that has tools for issuing stablecoins and creating DeFi exchanges). We are dollar-cost averaging to manage risk and intend to continue to spread out our purchases across several tokens. However, if we feel the tokens are no longer correlated to the growth in stablecoins we will evaluate selling those tokens.

Core Components of Our Strategy

●	Target Assets: We focus on tokens representing blockchain networks, layer-1/layer-2 solutions, oracle services, interoperability bridges, exchanges, lending protocols, and compliance tools that underpin stablecoin operations. Examples include decentralized layer one tokens for issuance, decentralized tokens that create stablecoin exchanges, decentralized lending protocols, among others. These are selected based on their proven utility in supporting stablecoin flows, such as USD Coin (USDC), Tether (USDT), and emerging real-world asset (“RWA”) backed variants.
●	Market Opportunity: Stablecoins have demonstrated robust growth, with total market capitalization surpassing $280 billion as of mid-2025 and daily transaction volumes exceeding $10 trillion annually.[1] This surge is driven by increasing adoption in payments, remittances, DeFi lending and tokenized real-world assets (“RWAs”). Infrastructure tokens benefit asymmetrically from this growth: as stablecoin usage scales, demand for underlying blockspace, security, and interoperability intensifies, leading to higher network fees, token burns, staking rewards, and governance value accrual. Historical data shows these tokens exhibiting 0.7–0.9 correlation coefficients with stablecoin market cap, often outperforming during expansion phases (such as during the 2023–2025 bull cycles).[2]
●	Portfolio Construction and Risk Management: Our positions are expected to be across six to ten diversified tokens, with an emphasis on those with established partnerships (such as integrations with Circle or Tether) and strong fundamentals like low inflation rates and audited smart contracts. Our strategy assumes a three-to five-year horizon, projecting five to ten times returns tied to stablecoin total value locked (“TVL”) reaching $1 trillion by 2030. We believe this approach leverages the stablecoin industry’s maturation as a foundational pillar of global digital finance, offering a balanced, growth-oriented exposure without the direct regulatory and redemption risks of holding stablecoins. It aligns with broader trends in tokenized economies, where infrastructure providers historically capture disproportionate value from ecosystem expansion.

Tokens

We seek tokens that are generating revenues, are growing in step with the stablecoin industry, have good partnerships and development teams, and have tokenomics linking token success with protocol success. The identification of suitable tokens for investment is conducted on an ongoing basis by our investment team, which continuously monitors the digital asset ecosystem for emerging opportunities. This monitoring includes: (i) reviewing market data and analytics from reputable third-party providers (e.g., on-chain metrics, trading volumes, and protocol performance indicators); (ii) attending industry events, webinars, and conferences to assess project developments; (iii) engaging directly with protocol teams through outreach and due diligence calls; and (iv) analyzing regulatory updates and macroeconomic trends affecting the stablecoin sector. We do not have fixed timelines for purchases, as selections are opportunistic and depend on market conditions.

As of September 30, 2025, we have purchased $800,000 of FLUID, $800,000 of INJ, and $200,000 of LINK. The Company plans to buy between five to ten tokens roughly equal in proportions prior to the end of 2025; however, there may be exceptions if we partner specifically with a token. Tokens we have purchased, or are considering purchasing, include FLUID (Fluid Protocol), INJ (Injective Protocol), LINK (Chainlink), AAVE (Aave Protocol), and USD (USD-Denominated Stablecoins).

●	INJ (Injective Protocol) - INJ is the native token of the Injective Protocol, a blockchain network designed to support decentralized finance applications, including trading and derivatives. Within the Injective ecosystem, INJ is used to pay transaction fees and for governance-related functions, and its supply and economic parameters are determined by protocol rules and governance decisions. The Injective network operates through open-source software and smart contracts rather than a centralized operator, and activity on the network is driven by developers and users building and interacting with decentralized applications. The market value of INJ is generally influenced by activity, liquidity and adoption within the Injective ecosystem, as well as broader conditions affecting digital asset markets. Changes to the protocol, competitive dynamics among blockchain networks or shifts in developer or user engagement may affect the role and perceived utility of INJ over time.
●	LINK (Chainlink) - LINK is the native token of the Chainlink network, a decentralized oracle network that provides external data to smart contracts operating across multiple blockchain platforms. LINK is used to compensate node operators that supply and validate data for the network, and the Chainlink network is integrated with a broad range of blockchain protocols and decentralized applications. The network is designed to enable smart contracts to reference off-chain data, such as price information and event outcomes, in a decentralized manner. Demand for LINK is generally tied to usage of the Chainlink network, the scope and reliability of its data services, and adoption across blockchain ecosystems. The economic characteristics of LINK may also be influenced by developments in competing data solutions and changes in how decentralized applications source external information.

1 Source: McKinsey & Company, “The stable door opens: How tokenized cash enables next-gen payments,” July 2025; AInvest, “Digital Asset Tokens as the New Corporate Standard: Institutional Adoption and Stablecoin-Driven Payment Ecosystems in 2025,” September 2025; Visual Capitalist, “Visualized: Stablecoin Market Size Forecast into 2030,” October 2025.

2 Source: Pintu News, “Spike in stablecoin reserves on exchanges reaches $70 billion, a bullish signal?”, September 2025.

3

●	AAVE - AAVE is the governance and utility token of the Aave protocol, a decentralized lending and borrowing platform that operates through smart contracts and is deployed across multiple blockchain networks. Holders of AAVE may participate in governance decisions relating to protocol parameters and upgrades, although AAVE does not represent an ownership interest in the protocol or any affiliated entity. The Aave protocol enables users to supply and borrow digital assets in a non-custodial manner, with terms governed by smart contracts. The economic characteristics of AAVE are generally linked to activity, liquidity, and adoption of the Aave protocol. Changes in protocol design, user participation, or broader conditions affecting decentralized finance may influence the perceived utility and value of AAVE.
●	USD-Denominated Stablecoins - We are also considering holding U.S. dollar-denominated stablecoins, which are digital tokens designed to maintain a value intended to track the U.S. dollar and are typically issued by centralized entities supported by reserves intended to facilitate redemption. Within digital asset markets, stablecoins are commonly used as a medium of exchange, settlement asset, and liquidity management tool, and they do not provide equity, governance, or profit participation rights. If acquired, our stablecoin holdings would be used primarily for liquidity management, settlement and operational purposes within digital asset markets.

Custodial Account

The Company currently uses a third-party custodian, BitGo Trust Company, Inc. (“BitGo”) to store the Company’s crypto assets, pursuant to a custodian services agreement, dated as of August 12, 2025, by and between the Company and BitGo (the “Custodian Agreement”). Pursuant to the Custodial Agreement, BitGo, through its custodial services enables the Company to create one or more custody accounts, controlled and secured by BitGo to store certain supported digital currencies and digital tokens or certain fiat currencies such as U.S. dollars. BitGo also provides the Company with the option to create non-custodial wallets that support certain digital assets via an API and web interface. The Company may also elect to store fiat currency with BitGo. The Custodial Agreement has an initial term of one year. After the initial term, it automatically renews for successive one-year periods, unless either party notifies the other of its intention not to renew at least 60 days prior to the expiration of the then-current term. The Company and BitGo may terminate the Custodian Agreement if the other party breaches a material term of the Custodian Agreement and fails to cure such breach within 30 calendar days following written notice thereof.

Pursuant to the Custodian Agreement, BitGo agreed to obtain or maintain insurance coverage in such types and amounts as are commercially reasonable for the services provided pursuant to the Custodian Agreement, provided that, any such insurance related to theft of the Company’s digital assets shall only apply to custodial services (where all keys are held by BitGo) and not to any wallet services for non-custodial accounts (where one or more keys are held by the Company). BitGo has private key procedures as well as the security and procedures in place for securing assets and in withdrawing and transferring assets. Additionally, all the private keys in custodial wallets are generated offline and held offline, and therefore, all of the Company’s digital assets (100%) are held in cold wallets. All assets held by BitGo are segregated from all other customers’ assets. However, BitGo does not use any external third-parties to verify the digital assets it holds. Rather, BitGo verifies the digital assets the Company holds on a periodic basis.

Plan of Operation

Over the next twelve months, our plan to fund operations is focused on the accumulation and management of tokens. Specifically, we plan to diversify our holdings with six to ten types of tokens, representing different segments in the stablecoin infrastructure industry, including issuance, exchanges, lending, payments and oracles, among others. We intend to allocate the cash proceeds received from the issuance of our securities, whether through public offerings or private placements, to support ongoing operational expenses and the execution of such purchases.

Initial Stage (Up to ~6 Months): Until early to mid 2026, we plan to implement certain strategic initiatives to fund the purchases of additional tokens, which may include conducting private placement offerings. We expect to leverage our existing relationships within the digital asset and cryptocurrency sectors in connection with such offerings. However, such private placement transactions may be subject to certain limitations, including applicable restrictions imposed by U. S. securities laws, including with respect to the types of investors that may participate in such offerings, and standard negative and affirmative covenants imposed on the Company in these types of offerings. In addition, we may issue registered securities pursuant to registration statements on Form S-3 and/or Form S-1. Our focus in such offerings will be on institutional investors, supported by investor outreach efforts, which may include roadshows.

Follow-On Stage (6-12 Months): In the months following such offerings, we plan to expand our treasury operations and consider additional capital raising activities, which may include the issuance of equity and equity-linked instruments, such as convertible debt. In mid to late 2026, we plan to continuously monitor the market for strategic capital raise opportunities. We expect that any net proceeds from our capital-raising activities will be applied primarily toward additional token accumulation. Proceeds from any such offerings, whether conducted publicly or privately, are expected to be reinvested to further expand our token holdings and compound treasury growth. However, we may encounter challenges associated with this strategy, including market volatility, the timing of capital deployment, and potential dilution of earnings per share resulting from future issuances of securities.

Throughout the next twelve months, we also intend to form alliances with stablecoin issuers or co-investment funds, where partners contribute capital in exchange for governance rights or revenue shares.

The Company plans to continuously scan the landscape for opportunistic acquisition opportunities that are expected to either increase the scale of its treasury operations or help in the generation of income. Anticipated potential challenges in the next twelve months primarily include market volatility, regulatory delays in SEC approvals for potential future capital raises, and the emergence of competing digital asset treasury companies. We will monitor market, regulatory, and counterparty risks on a continuous basis to optimize execution across all phases of our plan of operations.

Purchase of FLUID Tokens

We recently purchased FLUID tokens as a core holding in our infrastructure-focused portfolio targeting the stablecoin ecosystem, viewing it as a high-conviction “picks and shovels” play that we believe enables seamless cross-chain liquidity and lending. Fluid Protocol (Fluid), developed by Instadapp, is a modular DeFi infrastructure layer launched in October 2023 that unifies liquidity across blockchains and protocols. Rebranded from Instadapp’s original INST token to FLUID in December 2024, Fluid offers decentralized lending, borrowing, and a Decentralized Exchange (“DEX”) for efficient asset swaps. We believe this positions FLUID tokens to directly benefit from the increase in stablecoin usage, where protocols like Fluid facilitate borrowing against stablecoins and cross-chain transfers, capturing value from trillions in annual transaction volumes. As of September 30, 2025, Fluid has achieved nearly $2 billion in total market size (deposited collateral), with over $46 billion in DEX volume and deployments across Ethereum, Arbitrum, Base, Polygon, and an upcoming Solana integration. It positions itself as a foundational “Liquidity Layer” for building scalable DeFi applications, enabling protocols to share liquidity without silos and supporting high Loan-to-Value (LTV) ratios up to 95% with liquidation penalties as low as 0.1%.3

Fluid’s core purpose is to create a unified liquidity ecosystem that transforms idle assets into productive ones, reducing fragmentation and enabling seamless interactions between lending, borrowing, and trading. It draws from established protocols like Aave, Compound, Uniswap V3, MakerDAO, and Curve to innovate on capital efficiency, with features that make Fluid suitable for retail users seeking sustainable yields (3–5% borrow rates) and institutions optimizing large positions, with projections for $10 billion in liquidity and $30 million in annualized revenue by mid-2026.4 Fluid’s use cases include pooling liquidity from multiple sources for low-slippage trades and facilitating cross-chain lending for global remittances or arbitrage. Automated vaults layer strategies on top of lending positions, enabling users to earn compounded yields while maintaining liquidity, integrated with platforms for syrup USDC deployments. The FLUID token serves as the governance and utility token by holding and proposing votes, aligning incentives, earning rewards from protocol fees, enabling participation in buybacks that enhance token scarcity, capturing upside through burns and distributions, and using fees and revenue sharing to pay transaction fees (with a portion allocated to Decentralized Autonomous Organization (DAO) treasury for growth initiatives like exchange listings, market making, and team expansion).

3 Source: Messari, “Understanding Fluid: A Comprehensive Overview,” June 2025.

4 Source: DailyCoin, “FLUID Jumps 10% as DeFi Star Kicks Off Token Buyback,” October 2025.

4

FLUID Tokenomics

FLUID’s total and maximum supply is capped at 100 million tokens, a fixed cap established at launch to promote scarcity and predictability. At inception in 2021, the initial circulating supply was limited due to extensive vesting schedules, with only a portion allocated for immediate liquidity and early ecosystem incentives. By March 2025, the circulating supply had reached approximately 39.4 million tokens, reflecting gradual unlocks from pre-launch allocations. This growth accelerated through mid-2025, driven by vesting completions.5

As of September 30, 2025, the circulating supply stands at approximately 76.8 million tokens, representing about 76.86% of the fully diluted valuation (FDV). Overall allocations include roughly 37.1 million tokens to team members, investors, and advisors, of which all have vested by the end of June 2025. This vesting-heavy structure has historically kept circulating supply below 80% of total, fostering controlled distribution.

Creation of FLUID Tokens

No new FLUID tokens are minted post-launch; the supply is entirely pre-allocated within the 100 million token cap. “New” tokens enter circulation solely through vesting unlocks from locked allocations, such as those for the team, investors, advisors, and ecosystem funds. There is no ongoing emission schedule like staking rewards or inflationary minting and no additional tokens will enter circulation.

Burn Mechanisms

Fluid does not currently feature an active, automated token burn mechanism, such as transaction-based burns common in some DeFi tokens. However, the protocol has outlined plans for deflationary buybacks to enhance scarcity: once annualized revenue reaches $10 million (from lending fees, swaps, and DEX activity), up to 100% of earnings could be dynamically allocated to repurchase FLUID tokens from the open market. These buybacks would potentially feed into the DAO treasury or be burned, though specifics on execution (e.g., via governance votes) remain proposal-dependent. As of September 2025, with Fluid’s TVL exceeding $3 billion and monthly fees around $12.9 million, this threshold is approaching, positioning buybacks as a future value-accrual tool rather than a historical feature.7

Inflationary or Deflationary Mechanisms

Fluid’s tokenomics are fundamentally non-inflationary due to the cap of 100 million tokens and absence of perpetual minting or reward emissions. Post-vesting (completed on June 2025), the supply stabilized at 100 million, eliminating dilution risks from new issuance. This fixed-supply model contrasts with inflationary designs (e.g., those with ongoing staking rewards) and aligns with deflationary principles by design. At the current date, FLUID is fully unlocked with no scheduled future unlocks.

Deflationary pressures are emerging through planned revenue-driven buybacks, which could reduce effective circulating supply if repurchased tokens are locked or burned. Historical transfers, like the 2024 DAO sales, have not involved burns but have recycled tokens into ecosystem growth, indirectly supporting demand. Overall, as Fluid scales (e.g., via multi-chain expansions on Ethereum, Arbitrum, and Solana), protocol fees could amplify deflation via buybacks, potentially increasing token value per unit amid stablecoin and DeFi growth. Governance flexibility allows the DAO to introduce further deflationary levers, such as fee-based burns, if proposed and approved.

Lifecycle

The lifecycle of FLUID tokens is summarized as follows:

●	Pre-Launch/Minting (2021): 100 million FLUID tokens were created before launch. Only a small portion entered circulation initially due to four-year vesting cliffs on for stakeholders on most tokens.
●	Distribution and Vesting (2021–2025): Tokens are gradually unlocked over time, either linearly or after specific cliffs. For example, team and investor tokens vest over four years from the Token Generation Event (TGE). Community and ecosystem funds are released based on governance decisions.
●	Circulation and Usage (Ongoing): As tokens become available, they can be used for staking and governance. Submitting a proposal requires at least 1 million FLUID (around 1% of the supply), and a quorum of 4 million (4%) is needed for a vote. Voting lasts three days, followed by a two-day timelock. Token holders can also earn indirect yields from the protocol’s revenue.
●	Maturity and Deflation (Post-2025): After vesting ends, the circulating supply may decrease through token buybacks and burns. These actions help tie the token’s value to ecosystem activity.
●	End-of-Life/Redemption: FLUID does not have a redemption feature. Its value depends on governance decisions made by the DAO, and token burns may further increase scarcity over time.

Recent Developments

Company’s Business Strategy

The Company has historically been engaged in the design, manufacture and commercialization of electric vehicles. In July 2025, the Company commenced a strategic transition toward a new business model focused on digital asset initiatives, with a focus on targeting the acquisition of crypto tokens that are directly capitalizing on the rapid growth of the stablecoin industry. The Company views the stablecoin ecosystem as a rapidly growing segment of the global financial infrastructure and believes that the entry into this market can provide a complementary revenue stream and enhance stockholder value. The Company’s approach is intended to focus on acquiring and holding crypto assets within the stablecoin space and deploying them in a manner designed to generate yield while managing associated risks. In connection with this strategic shift, the Company announced a target goal of acquiring up to $100 million in crypto assets, subject to available capital, market conditions and regulatory considerations.

5 Source: CNN, “Fluid Price Prediction 2025: FLUID Token Could Maintain Explosive Growth Trend,” March 2025.

5

Nasdaq Minimum Bid Price Requirement

On July 18, 2024, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between June 3, 2024, to July 17, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Rule”). The letter also indicated that we would be provided with a compliance period of 180 calendar days, or until January 14, 2025, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On January 15, 2025, we received notice from the Staff granting our request for a 180-day extension to regain compliance with the Rule, or, until July 14, 2025 (the “Compliance Period”). In order to regain compliance with Nasdaq’s minimum bid price requirement, our common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. However, if it appears to Nasdaq that we will be unable to cure the deficiency, Nasdaq will provide notice that our common stock will be subject to delisting. There can be no assurances that the Staff would grant our request for continued listing subsequent to any delisting notification. In the event of such a notification, we may appeal the Staff’s determination to delist our securities.

There is no assurance that we will maintain compliance with such minimum listing requirements. If Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, an investor would likely find it significantly more difficult to dispose of or obtain our shares, and our ability raise future capital through the sale of our shares could be severely limited. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Authorized Share Increase

On May 19, 2025, at the Company’s annual meeting of stockholders (“Annual Meeting”), the Company’s stockholders approved an amendment (the “Share Increase Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware on May 27, 2020 to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares to 1,200,000,000 shares and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the Annual Meeting, on May 23, 2025, the Company filed the Share Increase Amendment with the Secretary of State of the State of Delaware.

Reverse Stock Split

On June 23, 2025, the Company filed a Certificate of Amendment to the Certificate of Incorporation to effect a 1-for-16 reverse stock split of the shares of the Company’s common stock, either issued and outstanding or held by the Company as treasury stock, effective as of 4:05 p.m. (New York time) on June 25, 2025 (the “Reverse Stock Split”) and began trading on a Reverse Stock Split-adjusted basis on Nasdaq on June 26, 2025. All share amounts have been retroactively adjusted for the Reverse Stock Split.

Name Change

On August 21, 2025, the Company filed a Certificate of Amendment to the Certificate of Incorporation to change the name of the Company from “AYRO, Inc.” to “StableX Technologies, Inc.,” effective as of August 22, 2025. In addition, effective before the open of market trading on August 25, 2025, the Company’s common stock ceased trading under the ticker symbol “AYRO” and began trading on Nasdaq under the ticker symbol “SBLX”.

August 2025 Financing

On August 4, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which it agreed to sell (i) an aggregate of 7,000 shares of the Company’s newly-designated Series I Convertible Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share (the “Series I Preferred Stock”), initially convertible into up to 875,000 shares of the Company’s common stock at an initial conversion price of $8.00 per share and (ii) warrants to acquire up to an aggregate of 875,000 shares of common stock at an exercise price of $8.00 per share (collectively, the “Private Placement”). The closing of the Private Placement occurred on August 8, 2025. The aggregate gross proceeds from the Private Placement were $7,000,000.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

StableX Technologies, Inc. is a Delaware corporation. Our corporate headquarters are located at 1185 Avenue of the Americas, New York, NY 10036. Our phone number is 512-994-4917. Our website address is www.stablextechnologies.com. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or incorporated by reference hereto.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, various series of debt securities, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

6

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. So long as any shares of Series I Preferred Stock are outstanding, as they are at this time, we are not able to declare or pay any cash dividend or distribution on any of our capital stock (other than as required by the Certificate of Designations of the Series I Preferred Stock (“Series I Certificate of Designations”)) without the prior written consent of the Required Holders (as defined in the Series I Certificate of Designations). Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our Certificate of Incorporation, our amended and restated bylaws, as amended (“Bylaws”), the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory, at the option of the holder, or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

7

Debt Securities

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Subscription Rights

We may issue subscription rights to purchase shares of our common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

8

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

9

Use of Proceeds

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, our research and development costs, the acquisition or licensing of complementary products, technologies or businesses, working capital and capital expenditures. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion over the allocation of net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

10

Description of Capital Stock

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and Bylaws and any certificates of designation for our preferred stock. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our Certificate of Incorporation authorizes us to issue 1,200,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 8,500 are designated as Series H Convertible Preferred Stock, 8,461 are designated as Series H-3 Convertible Preferred Stock, 50,000 are designated as Series H-6 Convertible Preferred Stock, 22,000 are designated as Series H-7 Convertible Preferred Stock, and 7,000 are designated as Series I Preferred Stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. So long as any shares of Series I Preferred Stock are outstanding, as they are at this time, we are not able to declare or pay any cash dividend or distribution on any of our capital stock (other than as required by the Series I Certificate of Designations) without the prior written consent of the Required Holders (as defined in the Series I Certificate of Designations).

In the event of the Company’s liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. No sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are validly authorized and issued, fully paid and nonassessable.

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC. The transfer agent’s address is 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120. Our common stock is listed on Nasdaq under the symbol “SBLX.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue, from time to time, shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

11

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation and Bylaws provide that stockholders may take action at a duly called annual or special meeting of stockholders or by consent in writing signed by the holders of record on the record date of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our Certificate of Incorporation and Bylaws further provide that special meetings of our stockholders may be called only the affirmative vote of a majority of the whole board of directors, the chairperson of the board of directors, the chief executive officer or the president. In no event may our stockholders call a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Directors’ Liability

Our Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
●	for any transaction from which the director derived an improper personal benefit.

12

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;
●	the aggregate principal amount and any limit on the amount that may be issued;
●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
●	the maturity date and the date or dates on which principal will be payable;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place or places where payments will be payable;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

13

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

14

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

●	In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

15

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

16

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

17

Description of Warrants

As of January 9, 2026, there were outstanding warrants to purchase 10,447,469 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

18

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

19

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase shares of our common stock or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether shares of our common stock or other securities will be offered under the stockholder subscription rights;

●	the date of determining the stockholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the conditions to the completion of the offering, if any;

●	terms relating to the withdrawal, termination or cancellation of the subscription rights, if any;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

20

Each subscription right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

21

Plan of Distribution

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

●	The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

22

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

23

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of StableX Technologies, Inc. (f/k/a AYRO, Inc.) as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors & Press section of our website, which is located at www.stablextechnologies.com.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.stablextechnologies.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus

Incorporation of Documents By Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025; and

●	our Current Reports on Form 8-K filed with the SEC on April 11, 2025, May 23, 2025, June 27, 2025, August 1, 2025, August 5, 2025, August 12, 2025, August 26, 2025, September 5, 2025, September 22, 2025, October 6, 2025 and October 31, 2025; and

●	the description of our securities that is included in Exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

StableX Technologies, Inc.

1185 Avenue of the Americas

New York, NY 10036

(512) 994-4917

You may also access the documents incorporated by reference in this prospectus through our website at www.stablextechnologies.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

24

$100,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

SUBSCRIPTION RIGHTS
UNITS

Prospectus

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee.

Amount to be Paid
SEC registration fee		$15,310.00
FINRA fee	$	*
Printing fees and expenses	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of our Certificate of Incorporation and Bylaws, and the DGCL. This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article IX of the Certificate of Incorporation and Article VIII of the Bylaws eliminate the personal liability of our directors or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, Article VIII of the Bylaws grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (1) by reason of the fact that such person is or was our director or officer, or (2) by reason of the fact that such person is or was our director or officer serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

In addition, Article VIII of the Bylaws provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then we shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

II-1

Item 16. Exhibits.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

2.1

Agreement and Plan of Merger and Reorganization by and among DropCar, Inc., ABC Merger Sub, Inc. and AYRO, Inc. dated December 19, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2019)

2.2

Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated December 19, 2019 (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2019)

2.3

Amendment to Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated May 28, 2020 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020)

4.1	Palladium Holdings, LLC Finder’s Warrant issued in connection with the June 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.2	Form of Spartan Capital Securities, LLC Finder’s Warrant issued in connection with the June 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.3	Palladium Holdings, LLC Advisor’s Warrant issued in connection with the July 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.4	Form of Spartan Capital Securities, LLC Advisor’s Warrant issued in connection with the July 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.5	Palladium Holdings, LLC Advisor’s Warrant issued in connection with the July 23, 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.6	Form of Pre-Funded Warrant issued in connection with the AYRO Private Placements (incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.7	Form of Warrant issued in connection with the $850K AYRO Private Placement (incorporated by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.8	Form of Warrant issued in connection with the $1.15M AYRO Private Placement (incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.9	Form of Warrant issued in connection with the AYRO Bridge Loan (incorporated by reference to Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.10	Form of Penny Warrant issued in connection with the Secured Loan (incorporated by reference to Exhibit 4.10 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.11	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2020)

4.12	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2020)

4.13	Form of Investor Warrant issued in connection with the January 2021 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2021)

4.14	Form of Palladium Warrant issued in connection with the January 2021 Offering (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2021)

4.15	Form of Placement Agent Common Stock Purchase Warrant issued in connection with the February 2021 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2021)

II-2

4.16	Form of Warrant issued in connection with the August 2023 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2023)

4.17***	Form of Senior Indenture.

4.18***	Form of Subordinated Indenture.

4.19	Rights Agreement, dated as of July 31, 2025, between the Company and Equiniti Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2025).

4.20	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2025).

4.21	Form of Consulting Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2025).

4.22	Form of Omnibus Amendment (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2025).

4.24**	Form of Senior Debt Securities.
4.25**	Form of Subordinated Debt Securities.
4.26**	Form of Warrant Agreement and Warrant Certificate.
4.27**	Form of Subscription Rights Agreement and Subscription Rights Certificate.
4.28**	Form of Unit Agreement and Unit.
4.29**	Form of Certificate of Designations, Rights and Preferences for Preferred Stock.
5.1***	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Marcum LLP.

23.3***	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1).
24.1***	Power of Attorney.

25.1**	Statement of Trustee Eligibility.

107***	Filing Fee Table.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

***	Previously filed.

II-3

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

II-5

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, State of New York, on January 9, 2026.

StableX Technologies, Inc.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Silverman	Chief Executive Officer	January 9, 2026
Joshua Silverman	(Principal Executive Officer)

*	Chief Financial Officer	January 9, 2026
Joseph Ramelli	(Principal Financial Officer and Principal Accounting Officer)

*	Director	January 9, 2026
Sebastian Giordano

*	Director	January 9, 2026
Zvi Joseph

*	Director	January 9, 2026
Greg Schiffman

*	Director	January 9, 2026
Wayne R. Walker

*By:	/s/ Joshua Silverman
Joshua Silverman
Attorney-in-Fact

II-6